Exhibit 13.1


                 REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders and Board of Directors of Burlington Northern Santa Fe Corporation and Subsidiaries


   In connection with our audit of the consolidated financial statements of Burlington Northern Santa Fe Corporation and Subsidiaries for the year ended December 31, 1995, which financial statements are included in the Current Report on Form 8-K (Date of earliest event reported: February 6,
1998) incorporated by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, we have also audited the financial statement schedule as of December 31, 1995 and 1994, listed in Item 14(a)2. of the Burlington Northern Santa Fe Corporation Annual Report on Form 10-K for the year ended December 31, 1996.

   In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


COOPERS & LYBRAND L.L.P.


Fort Worth, Texas
February 15, 1996